Exhibit 99.1

Contact:	Investors
Mary T. Conway
Conway Communications
1-781-772-1679
mary.conway@schange.com

SEACHANGE INTERNATIONAL REPORTS

FOURTH QUARTER AND FULL YEAR FISCAL 2019 RESULTS

ACTON, Mass. (April 10, 2019) – SeaChange International, Inc. (NASDAQ: SEAC) today reported fourth quarter fiscal 2019 revenue of $17.0 million and a U.S. GAAP loss from operations of $19.9 million, or $0.56 per basic share, compared to fourth quarter fiscal 2018 revenue of $22.9 million and U.S. GAAP income from operations of $1.2 million, or $0.04 per fully diluted share.

The Company’s U.S. GAAP fourth quarter fiscal 2019 results included non-GAAP charges of $18.7 million, which consisted primarily of impairment charges of $17.0 million, stock-based compensation of $0.4 million, amortization of intangible assets from prior acquisitions of $0.5 million and severance and other restructuring costs of $0.8 million, while fourth quarter fiscal 2018 results included non-GAAP charges of $2.1 million. Non-GAAP loss from operations in the fourth quarter of fiscal 2019 was $1.2 million, or $0.03 per basic share, compared to the fourth quarter of fiscal 2018 non-GAAP income from operations of $3.3 million, or $0.09 per fully diluted share.

For the full fiscal year ended January 31, 2019, the Company reported revenue of $62.4 million and a U.S. GAAP loss from operations of $35.8 million, or $1.00 per basic share, compared to revenue of $80.3 million and a U.S. GAAP loss from operations of $5.4 million, or $0.15 per basic share, in the same period in the prior fiscal year. The non-GAAP loss from operations for fiscal 2019 was $11.7 million, or $0.33 per basic share, compared to non-GAAP operating income of $3.9 million, or $0.11 per fully diluted share, in fiscal 2018.

In the fourth quarter of fiscal 2019, the Company performed impairment reviews of its goodwill and long-lived assets. The impairment reviews were triggered by a decline in the stock price, actual operating results and revised forecasts, which were considered to be triggering events for such reviews. As a result, SeaChange determined that the carrying value of goodwill and certain long-lived assets exceeded their fair value, and therefore an impairment charge of $17.0 million was recorded for fiscal 2019, compared to no charge in fiscal 2018.

Of the total impairment charge, $1.2 million was recorded to reduce the carrying value of the Company’s headquarters building from $4.7 million to $3.5 million; $0.3 million to reduce the carrying value of intangible assets from $0.3 million to zero, representing fair value of these long-lived assets; and $15.5 million to reduce goodwill from $24.3 million to $8.8 million, based on the difference between carrying value, after accounting for the impairment charges of long-lived assets, and fair value determined using a discounted cash flow approach.

Mark J. Bonney, Executive Chairman, SeaChange, said, “Fiscal 2019 was an extremely challenging year for the Company. We significantly underperformed quarter to quarter and for the full year. The underperformance was principally the result of sales pipeline deficiencies, an ineffective go-to-market strategy and a lengthening of the sales cycle. While we made progress in developing relationships with several new customers during the year, we recognized the need for significant improvement in our approach to the market and have made substantial changes over the past three months. Those changes included naming Yossi Aloni as our new Chief Commercial Officer, adjusting our product offering and upgrading our sales team. We also completed the realignment of all development resources under Marek Kielczewski, as Chief Technology Officer, and closed a small, but very meaningful acquisition, adding important technology to our product offering.”

Mr. Bonney continued, “As we move through Fiscal 2020, we believe that the changes we have already made, and more that are underway, including the full integration of the acquisition of Xstream, which closed in early February, will allow us to generate revenue growth and a return to positive cash flow for the year. It is important to note that the Company has a strong Balance Sheet and ended the fourth quarter of Fiscal 2019 with cash, cash equivalents and marketable securities of $30.7 million, and had no debt outstanding.”

Outlook

Peter Faubert, Chief Financial Officer, stated, “To more closely align with industry practices, beginning in Fiscal 2020, SeaChange will no longer provide quarterly revenue and earnings outlooks. We will continue to provide an annual outlook, which we will update on a quarterly basis, as appropriate.”

For fiscal 2020, the Company is striving to:

•	Close 20 – 25 significant deals for multiple product/service offerings on an annual basis;

•	Increase total annual revenue in the low to mid double digits percentage range to $70-80 million, despite lower year-over-year service revenues;

•	Maintain GAAP gross margins in the low 60 percentage range;

•	Complete the development of three significant new product offerings;

•	Continue to reduce costs by focusing on reducing essential third-party costs and eliminating non-essential costs;

•	Deliver GAAP operating results between a loss of $0.09 per basic share to income of $0.07 per fully diluted share, and non-GAAP operating income between $0.03 to $0.19 per fully diluted share.

•	Increase cash by $3 – 6 million to $33 – 36 million, from approximately $30 million at the end of Fiscal year 2019.

The Company believes that achieving these goals will establish the foundation for a business model that could result in sustainable double-digit revenue and non-GAAP operating income growth of 12-15% in 2 to 3 years.

These GAAP estimates are subject to a number of variables that are outside of management’s control, including the size of restructuring expenses, which are influenced by the timing of certain non-U.S. restructuring activities and stock price fluctuations.

Conference Call

The Company will host a conference call to discuss its fourth quarter and full year Fiscal 2019 results at 5:00 p.m. ET today, Wednesday, April 10, 2019. The call may be accessed by dialing 877-407-8037 (U.S.) and 201-689-8037 (international) and via live webcast on the Events page at investors.seachange.com. The webcast replay will be archived the same location following completion of the call.

About SeaChange International

For 25 years, SeaChange (Nasdaq: SEAC) has pioneered solutions to help video providers around the world manage and monetize their content. As the video industry rapidly evolves to meet the “anytime, anywhere” demands of today’s viewers, SeaChange’s comprehensive content, business, advertising, and experience management solutions provide a mature, network-agnostic, cloud-enabled platform of scalable core capabilities that video service providers, broadcasters, content owners and brand advertisers need to create the personalized, indivisual™ experiences that drive viewer engagement and monetization. For more information, please visit www.seachange.com.

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including the impact of the integration of Xstream A/S and other changes currently underway, guidance frequency, and the anticipated closing of deals, revenue, gross margins, development of new product offerings, cost savings, income from operations, cash balance and other financial matters, are neither promises nor guarantees and may constitute “forward-looking statements” as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include words such as “may,” “might,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “seeks,” “intends,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Any such forward-looking statements contained herein are based on current assumptions, estimates and expectations, but are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that may cause actual results to differ materially from expectations. Numerous factors could cause actual future results to differ materially from current expectations expressed or implied by such forward-looking statements, including, without limitation, the following: the continued spending by the Company’s customers on video solutions and services and expenses we may incur in fulfilling customer arrangements; the success of our efforts to introduce SaaS-based multiscreen service offerings; the Company’s ability to successfully introduce new products or enhancements to existing products; the manner in which the multiscreen video and OTT markets develop; the Company’s transition to being a company that primarily provides software solutions; the Company’s ability to compete in the marketplace; any failure by the Company to respond to changing technology; measures taken to address the variability in the market for our products and services; the loss of or reduction in demand, or the return of product, by one of the Company’s large customers or the failure of revenue acceptance criteria in a given fiscal quarter; consolidation in the markets the Company serves; the cancellation or deferral of purchases of the Company’s products; the length of the Company’s sales cycles; any decline in demand or average selling prices for our products and services; failure to manage product transitions; failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; the impact of restructuring programs; the Company’s ability to manage its growth; the risks associated with international operations; the ability of the Company and its intermediaries to comply with the Foreign Corrupt Practices Act; foreign currency fluctuation; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation relating to the Company’s intellectual property; content providers limiting the scope of content licensed for use in the video-on-demand and OTT market or other limitations in materials we use to provide our products and services; the Company’s ability to realize the benefits of completed or future acquisitions, including Xstream A/S; the impact of acquisitions, divestitures or investments made by the Company,; the Company’s ability to raise additional funds through capital markets on favorable terms and in a timely manner; the Company’s ability to access sufficient funding to finance desired growth and operations; the performance of the companies in which the Company has made equity investments; any impairment of the Company’s assets; the impact of changes in the market on the value of our investments; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; the ability of the Company to manage and oversee the outsourcing of engineering work; additional tax liabilities to which the Company may be subject, including should the Company’s net operating loss carry-forwards be impaired, notwithstanding the Company’s Tax Benefits Preservation Plan; possible adjustments to estimates resulting from the new tax legislation; any breach of the Company’s security measures and customer data or our data being obtained unlawfully; service interruptions or delays from our third-party data center hosting facilities; disruptions to the Company’s information technology systems; uncertainties of regulation of Internet and data traveling over the Internet; the volatility of our stock; actions that may be taken by significant stockholders, notwithstanding the February 2019 Cooperation Agreement with TAR Holdings LLC; if securities analysts do not publish favorable research or reports about our business; our use of non-GAAP reporting; change in accounting standards; any weakness in the Company’s internal controls over financial reporting; the Company’s use of estimates in accounting for the Company’s contracts; the performance of the Company’s third-party vendors; the Company’s entry into fixed price contracts and the related risk of cost overruns; the risks associated with purchasing material components from sole suppliers and using a limited number of third-party manufacturers; terrorist acts, conflicts, wars and geopolitical uncertainties; and the Company’s Delaware anti-takeover provisions. These risks and other risk factors that could cause actual results to differ from those anticipated are detailed in various publicly available documents filed by the Company from time to time with the Securities and Exchange Commission (SEC), which are available at www.sec.gov, including but not limited to, such information appearing under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2018. Any forward-looking statements should be considered in light of those risk factors. The Company cautions readers not to rely on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in Company expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

TABLES TO FOLLOW

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands)

	January 31, 2019	January 31, 2018
Assets
Cash and cash equivalents	$20,317	$43,652
Restricted cash	—	9
Marketable securities	10,359	8,440
Accounts and other receivables, net	19,267	22,537
Unbilled receivables	5,448	3,101
Inventories, net	924	666
Prepaid expenses and other current assets	6,033	3,557
Property and equipment, net	7,192	9,471
Goodwill and intangible assets, net	8,753	26,882
Other assets	450	1,015

Total assets	$78,743	$119,330

Liabilities and Stockholders’ Equity
Accounts payable and other current liabilities	$12,265	$17,810
Deferred revenues	10,746	14,433
Deferred tax liabilities and income taxes payable	632	1,367

Total liabilities	23,643	33,610

Total stockholders’ equity	55,100	85,720

Total liabilities and stockholders’ equity	$78,743	$119,330

SeaChange International, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2019	2018	2019	2018
Revenue:
Product	$7,834	$9,884	$20,655	$28,791
Service	9,121	13,061	41,747	51,476

Total revenue	16,955	22,945	62,402	80,267

Cost of revenue:
Product	408	1,060	3,460	4,048
Service	5,697	5,598	21,612	22,275

Total cost of revenue	6,105	6,658	25,072	26,323

Gross profit	10,850	16,287	37,330	53,944
Operating expenses:
Research and development	3,586	5,868	19,705	23,444
Selling and marketing	2,332	3,817	14,414	14,247
General and administrative	7,059	4,311	19,618	16,923
Severance and restructuring costs	761	1,070	2,381	4,740
Loss on impairment of goodwill and long-lived assets	17,015	—	17,015	—

Total cost and operating expenses	30,752	15,066	73,133	59,354

Income (loss) from operations	(19,902)	1,221	(35,803)	(5,410)

Other income (expense), net	681	5,667	(4,217)	6,636

Income (loss) from operations before income taxes	(19,221)	6,888	(40,020)	1,226

Income tax (benefit) provision	403	(13,730)	(2,018)	(12,272)

Net income (loss)	$(19,624)	$20,618	$(38,002)	$13,498

Net income (loss) per share:				0

Basic	$(0.55)	$0.58	$(1.06)	$0.38

Diluted	$(0.55)	$0.58	$(1.06)	$0.38

Weighted average common shares outstanding				0

Basic	35,757	35,505	35,691	35,412

Diluted	35,757	36,140	35,691	35,685

SeaChange International, Inc

Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	For the Fiscal Years Ended January 31,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$(38,002)	$13,498
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,924	4,696
Recovery on loss contract	—	(593)
Provision for bad debts	1,779	79
Loss on impairment of goodwill and long-lived assets	17,015	—
Stock-based compensation expense	2,939	2,696
Deferred income taxes	(4)	(14,132)
Unrealized foreign currency transaction loss	3,459	—
Gain on sale of investment in affiliate	(175)	(2,555)
Other	53	398
Changes in operating assets and liabilities, excluding impact of acquisitions:
Accounts and other receivables	513	5,132
Unbilled receivables	(2,468)	3,968
Inventory	(260)	34
Prepaid expenses and other current assets and other assets	(877)	(588)
Accounts payable	2,219	(2,499)
Accrued expenses	(7,087)	3,505
Deferred revenue	(3,379)	(1,078)
Other operating activities	(173)	386

Net cash provided by (used in) operating activities	(21,524)	12,947

Cash flows from investing activities:
Purchases of property, plant and equipment	(364)	(526)
Purchases of marketable securities	(8,510)	(7,246)
Proceeds from sales and maturities of marketable securities	6,652	8,992
Proceeds from sale of investment in affiliate	175	4,555
Other investing activities	—	236

Net cash provided by (used in) investing activities	(2,047)	6,011

Cash flows from financing activities:
Proceeds from issuance of common stock	83	54
Payments of withholding tax on RSU vesting	(43)	(141)

Net cash provided by (used in) financing activities	40	(87)

Effect of exchange rate on cash, cash equivalents and restricted cash	187	(3,621)
Net increase (decrease) in cash, cash equivalents and restricted cash	(23,344)	15,250
Cash, cash equivalents and restricted cash at beginning of period	43,661	28,411

Cash, cash equivalents and restricted cash at end of period	$20,317	$43,661

Supplemental disclosure of cash flow information
Income taxes paid	$2,965	$368

Non-GAAP Measures

To supplement our summary financial statements presented in accordance with GAAP and to provide investors with additional information regarding our financial results, we have presented in this earnings release non-GAAP income (loss) from operations. This non-GAAP financial measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies.

We define non-GAAP income (loss) from operations as U.S. GAAP operating loss plus recovery on loss contract, amortization of intangible assets, stock-based compensation expenses, non-operating professional fees, severance and restructuring costs and loss on impairment of goodwill and long-lived assets. We discuss non-GAAP income (loss) from operations in our quarterly earnings releases and certain other communications as we believe non-GAAP operating income (loss) from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP income (loss) from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that the non-GAAP income (loss) from operations financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP income (loss) from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. There are a number of limitations related to the use of this non-GAAP financial measure rather than income (loss) from operations, the most directly comparable financial measure calculated and presented in accordance with GAAP. Non-GAAP income (loss) from operations is a non-GAAP financial measure that excludes recoveries on loss contract, amortization of intangible assets, stock-based compensation expenses, non-operating professional fees, severance and restructuring costs, and loss on impairment of goodwill and long-lived assets that have recently been, and may continue to be for the foreseeable future, significant recurring cash and non-cash expenses for our business.

SeaChange International, Inc.

Fiscal Year Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands, except per share and percentage data)

	For the Fiscal Year Ended January 31, 2019			For the Fiscal Year Ended January 31, 2018
	GAAP As Reported	Adjustments	Non-GAAP	GAAP As Reported	Adjustments	Non-GAAP
Revenue:
Product	$20,655	$—	$20,655	$28,791	$—	$28,791
Service	41,747	—	41,747	51,476	—	51,476

Total revenue	62,402	—	62,402	80,267	—	80,267

Cost of revenue:
Product	3,460	(28)	3,432	4,048	(109)	3,939
Service	21,612	(683)	20,929	22,275	(271)	22,004

Total cost of revenue	25,072	(711)	24,361	26,323	(380)	25,943

Gross profit	37,330	711	38,041	53,944	380	54,324

Gross profit percentage	59.8%	1.1%	61.0%	67.2%	0.5%	67.7%
Operating expenses:
Research and development	19,705	(367)	19,338	23,444	(282)	23,162
Selling and marketing	14,414	(1,060)	13,354	14,247	(1,633)	12,614
General and administrative	19,618	(2,583)	17,035	16,923	(2,252)	14,671
Severance and other restructuring costs	2,381	(2,381)	—	4,740	(4,740)	—
Loss on impairment of goodwill and long-lived assets	17,015	(17,015)	—	—	—	—

Total operating expenses	73,133	(23,406)	49,727	59,354	(8,907)	50,447

Income (loss) from operations	$(35,803)	$24,117	$(11,686)	$(5,410)	$9,287	$3,877

Income (loss) from operations percentage	(57.4%)	38.6%	(18.7%)	(6.8%)	11.6%	4.8%
Weighted average common shares outstanding:
Basic	35,691	35,691	35,691	35,412	35,412	35,412

Diluted	35,691	35,691	35,691	35,412	35,685	35,685

Non-GAAP operating income (loss) per share:
Basic	$(1.00)	$0.68	$(0.33)	$(0.15)	$0.26	$0.11

Diluted	$(1.00)	$0.68	$(0.33)	$(0.15)	$0.26	$0.11

SeaChange International, Inc.

Q4 Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands, except per share and percentage data)

	Three Months Ended January 31, 2019			Three Months Year January 31, 2018
	GAAP As Reported	Adjustments	Non-GAAP	GAAP As Reported	Adjustments	Non-GAAP
Revenue:
Product	$7,834	$—	$7,834	$9,884	$—	$9,884
Service	9,121	—	9,121	13,061	—	13,061

Total revenue	16,955	—	16,955	22,945	—	22,945

Cost of revenue:
Product	408	(7)	401	1,060	(30)	1,030
Service	5,697	(169)	5,528	5,598	(176)	5,422

Total cost of revenue	6,105	(176)	5,929	6,658	(206)	6,452

Gross profit	10,850	176	11,026	16,287	206	16,493

Gross profit percentage	64.0%	1.0%	65.0%	71.0%	0.9%	71.9%
Operating expenses:
Research and development	3,586	(52)	3,534	5,868	(83)	5,785
Selling and marketing	2,332	(184)	2,148	3,817	(363)	3,454
General and administrative	7,059	(490)	6,569	4,311	(401)	3,910
Severance and other restructuring costs	761	(761)	—	1,070	(1,070)	—
Loss on impairment of goodwill and long-lived assets	17,015	(17,015)	—	—	—	—

Total operating expenses	30,752	(18,502)	12,250	15,066	(1,917)	13,149

Income (loss) from operations	$(19,902)	$18,678	$(1,224)	$1,221	$2,123	$3,344

Income (loss) from operations percentage	(117.4%)	110.2%	(7.2%)	5.3%	9.3%	14.6%
Weighted average common shares outstanding:
Basic	35,757	35,757	35,757	35,505	35,505	35,505

Diluted	35,757	35,757	35,757	36,140	36,140	36,140

Non-GAAP operating income (loss) per share:
Basic	$(0.56)	$0.52	$(0.03)	$0.04	$0.05	$0.09

Diluted	$(0.56)	$0.52	$(0.03)	$0.04	$0.06	$0.10

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP Gross Margins

(Unaudited, amounts in thousands, except percentages)

	Three Months Ended January 31, 2019			Twelve Months Ended January 31, 2019
	Total	Product	Service	Total	Product	Service
	(Amounts in thousands, except per share data)			(Amounts in thousands, except per share data)
Revenue	$16,955	$7,834	$9,121	$62,402	$20,655	$41,747
GAAP gross profit	10,850	6,914	3,936	37,330	17,195	20,135
Exclude provision for loss contract	—	—	—	—	—	—
Exclude amortization of intangible assets	177	7	170	711	28	683
Exclude stock based compensation	—	—	—	—	—	—

Non-GAAP gross profit	$11,027	$6,921	$4,106	$38,041	$17,223	$20,818

Non-GAAP gross profit, %	65.0%	88.3%	45.0%	61.0%	83.4%	49.9%

	Three Months Ended January 31, 2018			Twelve Months Ended January 31, 2018
	Total	Product	Service	Total	Product	Service
	(Amounts in thousands, except per share data)			(Amounts in thousands, except per share data)
Revenue	$22,945	$9,884	$13,061	$80,267	$28,791	$51,476
GAAP gross profit	$16,287	$9,003	$7,284	$53,944	$24,743	$29,201
Exclude provision for loss contract	—	—	—	(593)	—	(593)
Exclude amortization of intangible assets	206	27	179	970	106	864
Exclude stock based compensation	—	—	—	3	—	3

Non-GAAP gross profit	$16,493	$9,030	$7,463	$54,324	$24,849	$29,475

Non-GAAP gross profit, %	71.9%	91.4%	57.1%	67.7%	86.3%	57.3%

The following table reconciles the Company’s forecasted U.S. GAAP operating loss per share to the Company’s forecasted non-GAAP operating (loss) income per share for the Company’s full fiscal year 2020:

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP Guidance

(Unaudited, amounts in thousands, except per share data)

	Twelve Months Ended January 31, 2020
GAAP revenue guidance	$70,000	to	$80,000
GAAP loss from operations per basic share	(0.09)		0.07
Exclude stock compensation expense	0.07		0.07
Exclude amortization of intangible assets	0.02		0.02
Exclude professional fees associated with divestitures	0.01		0.01
Exclude restructuring costs	0.02		0.02

Non-GAAP (loss) income from operations per diluted or basic shares	$0.03		$0.19

SeaChange International, Inc.

Supplemental Schedule – Revenue Breakout

(Unaudited, amounts in thousands)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2019	2018	2019	2018
	(Amounts in thousands)		(Amounts in thousands)
Product revenues:
Video platform	$6,665	$8,781	$15,262	$24,308
Advertising	566	272	2,968	515
User experience	6	26	31	672
Hardware	544	709	2,287	2,497
Third-party products	53	96	107	799

Total product revenues	7,834	9,884	20,655	28,791

Service revenues:
Maintenance and support	6,265	8,146	28,015	33,268
SaaS	65	378	319	2,564
Professional services – video platform	2,653	4,474	13,018	15,015
User experience	138	63	395	629

Total service revenues	9,121	13,061	41,747	51,476

Total revenues	$16,955	$22,945	$62,402	$80,267